Exhibit 3.4

BYLAWS OF
SANTO PITA CORPORATION
A Nevada Corporation

TABLE OF CONTENTS

ARTICLE 1 - OFFICES .............................................................................................................................. 1

1.1     Registered Office....................................................................................................................... 1
1.2     Principal Executive Office........................................................................................................... 1
1.3     Change of Location.................................................................................................................... 1
1.4     Other Offices............................................................................................................................. 1
 ARTICLE 2 - MEETINGS OF STOCKHOLDERS

ARTICLE 3 - DIRECTORS

ARTICLE 4 - OFFICERS

ARTICLE 5 - SHARES OF STOCK

5.1     Share Certificates.................................................................................................................... 10
5.2     Transfer of Shares................................................................................................................... 10
5.3     Lost or Destroyed Certificate................................................................................................... 10

ARTICLE 6 - COMMITTEES

6.1     Committees............................................................................................................................. 11

ARTICLE 7 - INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES, AND OTHER AGENTS

ARTICLE 8 - RECORDS AND REPORTS

8.1     Stockholder Inspection of Articles and Bylaws........................................................................ 12
8.2     Maintenance and Inspection of Records of Stockholders......................................................... 12
8.3     Stockholder Inspection of Corporate Records......................................................................... 12
8.4     Inspection by Directors........................................................................................................... 12
8.5     Annual Statement of General Information................................................................................. 12

ARTICLE 9 - MISCELLANEOUS

9.1     Checks, Drafts, Evidence of Indebtedness............................................................................... 13
9.2     Contracts, Etc., How Executed............................................................................................... 13
9.3     Representation of Shares of Other Corporations...................................................................... 13
9.4     Corporate Seal....................................................................................................................... 13
9.5     Fiscal Year............................................................................................................................. 13
9.6     Distributions............................................................................................................................ 13
9.7     Reserves................................................................................................................................. 13

ARTICLE 10 - AMENDMENTS TO BYLAWS

10.1     Amendment by Stockholders................................................................................................ 14
10.2     Amendment by Directors...................................................................................................... 14

ARTICLE 11 - RESTRICTIONS ON SHARE TRANSFER

11.1     Application.......................................................................................................................... 14
11.2     Consent Required for Transfer............................................................................................. 14

BYLAWS

OF

SANTO PITA CORPORATION

ARTICLE 1 - OFFICES

1.1 Registered Office The registered office of SANTO PITA CORPORATION (the "Corporation") shall be 112 North Curry Street, Carson City, Nevada 89703-4934 until such time as another registered office is designated by the Corporation.

1.2 Principal Executive Office The Corporation's board of directors (the "Board") is hereby granted full power and authority to fix the location of the principal executive office for the transaction of the business of the Corporation.

1.3 Change of Location The Board is hereby granted full power and authority to change the registered office from one location to another, and to fix the location of the principal executive office of the Corporation at any place within or outside the State of Nevada.

1.4 Other Offices Branch or subordinate offices may at any time be established by the Board at any place or places where the Corporation is qualified to do business.

ARTICLE 2 - MEETINGS OF STOCKHOLDERS

2.1 Place of Meetings All annual and special meetings of stockholders shall be held at the location designated by the Board pursuant to a resolution or as set forth in a notice of the meeting, within or outside of the State of Nevada.

2.2 Annual Meetings The annual meetings of stockholders shall be held on such date and at such time as may be fixed by the Board from time to time, at which annual meeting the stockholders shall elect by vote a Board and transact such other business as may properly be brought before the meeting.

2.3 Special Meetings Special meetings of the stockholders, for any purpose or purposes whatsoever, may be called at any time by the chairman of the Board, or by a majority of the Board, or by a committee of the Board which committee has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these bylaws of the Corporation, include the power to call such meetings. Special meetings may not be called by any other person or persons. Each special meeting shall be held on such date and at such time as is determined by the person or persons calling the meeting.

2.4 Notice of Stockholders' Meetings All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 2.5 hereof not less than ten (10) or more than sixty (60) days before the date of the meeting to each stockholder entitled to vote thereat. The notice shall specify the place, date and hour of the meeting.

2.5 Manner of Giving Notice; Affidavit of Notice Notice of any stockholders' meeting or any distribution of reports required by law to be given to stockholders

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shall be given to stockholders either personally or by first-class mail, by telegraph, facsimile, e-mail or any other form of communication permitted by law, charges prepaid, sent to each stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. If no such address appears on the Corporation's books or has been so given, notice shall be deemed to have been given if sent to that stockholder by first-class mail, by telegraph, facsimile or other written communication to the Corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail, delivered to a common carrier for transmission to the recipient, or actually transmitted by facsimile or other electronic means to the recipient by the person giving the notice.

An affidavit of the mailing or other means of giving any notice of any stockholders' meeting or report may be executed by the secretary, assistant secretary, or any transfer agent of the Corporation giving the notice, and filed and maintained in the minute book of the Corporation.

2.6 Adjourned Meetings and Notice Thereof Any stockholders' meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting except in the case of the withdrawal of a stockholder from a quorum as provided in Section 2.9 hereof.

When any stockholders' meeting, either annual or special, is adjourned for more than forty-five (45) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 2.4 and 2.5 hereof. Except as provided above, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournment is taken. The Corporation may transact any business at any adjourned meeting that might have been transacted at the regular meeting.

2.7 Voting at Meetings of Stockholders The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 2.8 hereof, subject to the provisions of the General Corporation Law of Nevada. Each stockholder shall be entitled to one vote for each share of stock registered on the books of the Corporation in his name, whether represented in person or by proxy. Every stockholder entitled to vote shall have the right to vote in person, or as provided in Section 2.12 hereof, by proxy. The stockholders' vote may be by voice vote or by ballot; provided, however, that any election for directors must be by ballot if demanded by any stockholder before the voting has begun. On any matter other than the election of directors, any stockholder may vote part of the shares in favor of or in opposition to the proposal and refrain from voting the remaining shares, but if the stockholder fails to specify the number of shares which the stockholder is voting, it will be conclusively presumed that the stockholder's vote is with respect to all shares that the stockholder is entitled to vote.

The affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the

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required quorum) shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law of Nevada or by the articles of incorporation.

2.8 Record Date for Stockholder Notice, Voting and Giving Consents In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by law, shall be at the close of business on the day on which the Board adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

2.9 Quorum The holders of at least ten percent (10%) of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum and by any greater number of shares otherwise required to take such action by applicable law or in the articles of incorporation. In the absence of a quorum, any meeting of stockholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no business may be transacted except as hereinabove provided.

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2.10 Waiver of Notice or Consent by Absent Stockholders The transactions of any meeting of stockholders, either annual or special, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the stockholders entitled to vote, who was not present in person or by proxy, signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in the second paragraph of Section 2.4 hereof, the waiver of notice or consent shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if the objection is expressly made at the meeting.

2.11 Stockholder Action by Written Consent Without Meeting Any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

2.12 Proxies Every stockholder entitled to vote for directors or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the stockholder. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, facsimile or other electronic transmission, or otherwise) by the stockholder or the stockholder's attorney in fact. A validly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or as to any meeting by attendance at the meeting and voting in person by, the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of section 78.355 of the General Corporation Law of Nevada.

2.13 Inspectors of Election Before any meeting of stockholders, the Board may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If inspectors of election are not so appointed, the chairman of the meeting may, and on the request of any stockholder or a stockholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more stockholders or proxies, the holders of a

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majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any stockholder or a stockholder's proxy shall, appoint a person to fill that vacancy.

These inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

(b) receive votes, ballots or consents;

(c) hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) count and tabulate all votes or consents;

(e) determine when the polls shall close;

(f) determine the result; and

(g) do any other acts that may be proper to conduct the election or vote with fairness to all stockholders.

ARTICLE 3 - DIRECTORS

3.1 Powers Subject to the provisions of the General Corporation Law of Nevada and any limitations in the articles of incorporation and the bylaws of this Corporation relating to action required to be approved by the stockholders or by the outstanding shares, or by a less than majority vote of a class or series of preferred shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board. The Board may delegate the management of the day-to-day operation of the business of the Corporation to a management company or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

3.2 Number and Qualification of Directors The authorized number of directors of the Corporation shall not be less than one (1) nor more than ten (10) with the exact number of directors to be fixed from time to time, within the limits specified, by approval of the Board. Each director must be at least eighteen (18) years of age. A director need not be a stockholder of this Corporation or a resident of the State of Nevada.

3.3 Election and Term of Office Except as provided in the General Corporation Law of Nevada, at each annual meeting of stockholders, directors shall be elected to hold office until the next annual meeting. Each director, including the director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

3.4 Vacancies Vacancies in the Board may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Each director so elected shall hold office until his successor is elected at an annual or special meeting of the stockholders.

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A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation or removal of any director, or if the Board by resolution declares vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of directors is increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the stockholders shall constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of the stockholders, to be held to elect the entire Board. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the stockholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors or amendment reducing the number of classes of directors shall have the effect of removing any director prior to the expiration of such director's term of office.

3.5 Removal of Directors Any or all of the directors may be removed without cause if any such removal is effected in accordance with the provisions of the General Corporation Law of Nevada.

3.6 Resignation of Director Any director may resign effective upon giving written notice to the chairman of the Board, the chief executive officer, the president, the secretary or the Board of the Corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future date, a successor may be elected to take office when the resignation becomes effective.

3.7 Place of Meeting Regular meetings of the Board shall be held at any place within or outside the State of Nevada which has been designated from time to time by resolution of the Board.

Special meetings of the Board may be held either at a place within or outside the State of Nevada which has been designated by resolution of the Board or as set forth in a notice of the meeting.

Members of the Board may participate in a meeting through use of a conference telephone or similar communication equipment or the Internet, so long as all members participating in such meeting can hear one another. Participation in a meeting by means of the above-described procedure shall constitute presence in person at such meeting.

3.8 Annual Meeting Immediately following each annual meeting of stockholders, the Board shall hold a regular meeting for the purpose of organization, election of officers and the transaction of other business. Notice of such meeting is hereby dispensed with.

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3.9 Special Meetings Special meetings of the Board for any purpose or purposes may be called at any time by the chairman of the Board, the chief executive officer, the chief operating officer, the chief financial officer, the president, the secretary or any two directors.

Written notice of the date, time and place of special meetings shall be delivered personally to each director or sent to each director by first-class mail, telegraph, facsimile, e-mail or by other form of written communication, charges prepaid, sent to him/her at his/her address as it appears upon the records of the Corporation or, if it is not so shown or is not readily ascertainable, at the place in which the meetings of directors are regularly held. The notice need not state the purpose for the meeting. In case such notice is mailed, it shall be deposited in the United States mail at least four (4) days prior to the time of the meeting. In case such notice is delivered personally, transmitted by facsimile or other electronic means, or telegraphed, it shall be so delivered, deposited with the telegraph company or electronically transmitted at least twenty-four (24) hours prior to the time of the meeting. Such delivery, mailing, telegraphing, or transmitting as above provided, shall be due, legal and personal notice to such director. Notice of a meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.

3.10 Adjournment A majority of the directors present, whether or not a quorum is present, may adjourn any directors' meeting to another time and place.

3.11 Notice of Adjournment If a meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment.

3.12 Waiver of Notice The transactions at any meeting of the Board, however called and noticed, or wherever held, shall be as valid as though such transactions had occurred at a meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice of or consent to holding the meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. The waiver of notice need not state the purpose for which the meeting is or was held.

3.13 Quorum and Voting A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinabove provided. In no event shall a quorum be less than two (2) unless the authorized number of directors is one (1), in which case one (1) director constitutes a quorum. Every act or decision done or made by a majority of the directors at a meeting duly held at which a quorum is present shall be regarded as an act of the Board subject to the provisions of the General Corporation Law of Nevada. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

3.14 Fees and Compensation Directors shall not receive any stated salary for their services as directors, but, by resolution of the board, a fixed fee, with or without expenses of attendance, may be allowed to directors not receiving monthly compensation for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the

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Corporation in any other capacity, as an officer, agent, employee or otherwise, from receiving compensation therefor.

3.15 Action Without Meeting Any action required or permitted to be taken by the Board under the General Corporation Law of Nevada may be taken without a meeting if all members of the Board individually or collectively consent in writing to such action. Such consent or consents shall be filed with the minutes of the meetings of the board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors. Any certificate or other document filed under the provision of the General Corporation Law of Nevada which relates to action so taken shall state that the action was taken by unanimous written consent of the Board without a meeting and that the bylaws authorized the directors to so do.

ARTICLE 4 - OFFICERS

4.1 Number; Term of Office The officers of the Corporation shall be appointed by the Board and may consist of: a chairman of the Board; a chief executive officer; a chief operating officer; a chief financial officer; a president; one or more vice presidents (including, without limitation, assistant, executive, senior and group vice presidents); a treasurer; secretary; controller; and such other officers and agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as in these bylaws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person's successor shall have been chosen and shall qualify, or until such person's death or resignation, or until such person's removal in the manner hereinafter provided. Any number of offices may be held by the same person. All officers must be natural persons and any natural person may hold two or more offices.

4.2 Removal Subject to Section 14 of this Article 4, any officer may be removed, either with or without cause, by the Board at any meeting thereof called for the purpose or by any superior officer upon whom such power may be conferred by the Board.

4.3 Resignation Any officer may resign at any time by giving notice to the Board, the chief executive officer (or in the case where no chief executive officer has been elected, the most senior officer holding office) or the secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4 Chairman of the Board The chairman of the Board may be an officer of the Corporation, subject to the control of the Board, and shall report directly to the Board.

4.5 Chief Executive Officer The chief executive officer, if one shall have been elected, shall have general supervision and direction of the business and affairs of the Corporation and shall be subject to the control of the Board, and shall report directly to the Board.

4.6 Chief Operating Officer The chief operating officer, if one shall have been elected, shall perform such senior duties in connection with the operations of the Corporation as the Board or the chief executive officer shall from time to time determine, and shall report directly to the chief executive officer. The chief operating officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the chief executive officer or as the Board may from time to time determine.

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4.7 Chief Financial Officer The chief financial officer, if one shall have been elected, shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation, and shall report directly to the chief executive officer. The chief financial officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the chief executive officer or as the Board may from time to time determine.

4.8 President The president shall perform such senior duties in connection with the operations of the Corporation as the Board or the chief executive officer or the chief operating officer shall from time to time determine, and shall report directly to the chief operating officer. The president shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the chief executive officer, the chief operating officer or as the Board may from time to time determine.

4.9 Vice Presidents Any vice president shall have such powers and duties as shall be prescribed by his/her superior officer or the Board. A vice president shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with his/her superior officer or as the Board may from time to time determine. A vice president need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

4.10 Treasurer The treasurer, if one shall have been elected, shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the treasurer. The treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the chief executive officer (or in the case where no chief executive officer has been elected, the most senior officer holding office) or as the Board may from time to time determine.

4.11 Controller The controller, if one shall have been elected, shall be the chief accounting officer of the Corporation, and shall report directly to the chief financial officer. The controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the chief executive officer, the chief financial officer or as the Board may from time to time determine.

4.12 Secretary It shall be the duty of the secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose. The secretary shall see that all notices required to be given by the Corporation are duly given and served, shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided). The secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of secretary. The secretary shall, when requested, counsel with and

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advise the other officers of the Corporation and shall perform such other duties as he may agree with the chief executive officer or as the Board may from time to time determine.

4.13 Assistant Treasurers, Assistant Controllers and Assistant Secretaries Any assistant treasurers, assistant controllers and assistant secretaries shall perform such duties as shall be assigned to them by the Board or by the treasurer, controller or secretary, respectively, or by the chief executive officer. An assistant treasurer, assistant controller or assistant secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

4.14 Additional Matters The chairman of the Board, the chief executive officer, the chief operating officer, the chief financial officer and the president of the Corporation shall have the authority to designate employees of the Corporation to have the title of vice president, assistant vice president, assistant treasurer, assistant controller or assistant secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board. Salaries of officers and other stockholders employed by the Corporation shall be fixed periodically by the Board or established under agreements with the officers or stockholders approved by the Board. No officer shall be prevented from receiving this salary because he is also a director of the Corporation.

ARTICLE 5 - SHARES OF STOCK

5.1 Share Certificates The certificates of shares of the Corporation shall be in such form consistent with the articles of incorporation and the laws of the State of Nevada as shall be approved by the Board. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any of these shares are fully paid, and the Board may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All such certificates shall be signed by the chairman or vice chairman of the Board or the president or a vice president, and by the treasurer or an assistant financial officer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile.

5.2 Transfer of Shares Subject to the provisions of law, upon the surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

5.3 Lost or Destroyed Certificate The holder of any shares of stock of the Corporation shall immediately notify the Corporation of any loss or destruction of the certificate therefor, and the Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed, upon approval of the Board. The Board may, in its discretion, as a condition to authorizing the issue of such new certificate, require the owner of the lost or destroyed certificate, or his legal representative, to make proof satisfactory to the Board of the loss or destruction thereof and to give the Corporation a bond or other security, in such amount and with such surety or sureties as the Board may determine, as indemnity against any

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claim that may be made against the Corporation on account of any such certificate so alleged to have been lost or destroyed.

ARTICLE 6 - COMMITTEES

6.1 Committees The Board may, by resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the Board. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

Any such committee, to the extent provided by resolution of the Board, shall have all authority of the Board, except as prohibited by the General Corporation Law of Nevada and except with respect to: (i) the approval of any action requiring stockholder approval as enumerated in Subsection (i) through (v) of Section 2.11 hereof and requiring notice to stockholders of such action; (ii) the filling of vacancies on the Board or on any committee; (iii) the fixing of compensation of the Board for serving on the Board or on any committee; (iv) the amendment or repeal of bylaws or the adoption of new bylaws; (v) the amendment or repeal of any resolution of the Board which by its expressed terms is not so amenable or repealable; (vi) a distribution to the stockholders of the Corporation, except at a rate or in a periodic amount within a price range determined by the Board; or (vii) the appointment of other committees of the Board or the members of these committees.

The provisions of these bylaws for notice to directors of meetings, place of meetings, regular meetings, special meetings and notice, quorum, waiver of notice, adjournment, notice of adjournment, and actions without meetings, without such changes in the context of those bylaws as may be necessary to substitute the committee and its members for the Board and its members, apply also to the committees of the Board and action by such committees, except that the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee.

ARTICLE 7 - INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES, AND OTHER AGENTS

7.1 Agents, Proceedings and Expenses For purposes of this Article, an "agent" of the Corporation includes any person who is or was a director, officer, employee or other agent of the Corporation; or is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic Corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic Corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" include, without limitation, attorneys' fees, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was an agent of the Corporation.

7.2 Indemnification The Corporation shall, to the maximum extent permitted by Nevada law, have the power to

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indemnify each of its agents against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law.

7.3 Insurance The Corporation may, upon the resolution of the directors, purchase and maintain insurance on behalf of any agent of the Corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such, whether or not the Corporation would have the power to indemnify the agent against such liability under the provisions of this Article 7.

ARTICLE 8 - RECORDS AND REPORTS

8.1 Stockholder Inspection of Articles and Bylaws The Corporation shall keep at its registered office in Nevada, a copy certified by the secretary of state of its articles of incorporation and any amendments thereto, a copy certified by the Corporation's secretary of the bylaws and any amendments thereto, which shall be open to inspection by stockholders at all reasonable times during office hours.

8.2 Maintenance and Inspection of Records of Stockholders The Corporation shall keep at its registered office, or at the office of its transfer agent or registrar, if either be appointed, or at the principal executive office of the Corporation, and as determined by resolution of the Board, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder.

8.3 Stockholder Inspection of Corporate Records The accounting books and records and minutes of proceedings of the stockholders and the Board and any committee or committees of the Board shall be kept at such place or places designated by the Board, or, in the absence of such designation, at the principal executive office of the Corporation. The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand on the Corporation of any stockholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a stockholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary Corporation of the Corporation and may not be limited by the articles of incorporation and bylaws.

8.4 Inspection by Directors Every director shall have the absolute right at any reasonable time to inspect all books, records and documents of every kind and to inspect the physical properties of the Corporation and each of its subsidiary corporations, domestic or foreign. This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

8.5 Annual Statement of General Information The Corporation shall, each year during the calendar month in which its articles of incorporation originally were filed with the Nevada Secretary of State, file with the Secretary of State, on the prescribed form, a statement setting forth the names and complete business or residence addresses of all incumbent directors, the names and complete business or residence addresses of the president, secretary and treasurer, and

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the Corporation's duly appointed resident agent in charge of the registered office in the State of Nevada upon whom process can be served, all in compliance with the General Corporation Law of Nevada.

ARTICLE 9 - MISCELLANEOUS

9.1 Checks, Drafts, Evidence of Indebtedness All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board.

9.2 Contracts, Etc., How Executed The Board, except as otherwise provided in these bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit to render it liable for any purpose or to any amount.

9.3 Representation of Shares of Other Corporations The chief executive officer (or in the case where no chief executive officer has been elected, the most senior officer holding office) or, in the event of his/her absence or inability to serve, any vice president and the secretary or assistant secretary of this Corporation are authorized to vote, represent and exercise, on behalf of this Corporation, all rights incidental to any and all shares of any other Corporation standing in the name of this Corporation. The authority herein granted to the officers to vote or represent on behalf of this Corporation any and all shares held by this Corporation in any other Corporation may be exercised either by such officers in person or by any person authorized to do so by proxy or power of attorney duly executed by the officers.

9.4 Corporate Seal The Board may adopt a corporate seal, alter such seal at pleasure, and authorize it to be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

9.5 Fiscal Year The fiscal year of the Corporation shall be fixed by resolution of the Board.

9.6 Distributions Distributions upon capital stock of the Corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law. Distributions may be paid in cash, in property or in shares of capital stock, subject to the provisions of the articles of incorporation.

9.7 Reserves Before payment of any distribution, there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing distributions or for repairing or maintaining any property of the Corporation or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

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ARTICLE 10 - AMENDMENTS TO BYLAWS

10.1 Amendment by Stockholders New bylaws may be adopted or these bylaws may be amended or repealed by the vote or written consent of the stockholders entitled to exercise a majority of the voting power of the Corporation; except as provided in these bylaws, a bylaw amendment reducing the number or the minimum number of directors cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent would be sufficient to elect at least one (1) director if voted cumulatively at an election at which all of the outstanding shares entitled to vote were voted and the entire number of previously authorized directors were then being elected.

10.2 Amendment by Directors Subject to the rights of the stockholders as provided in Section 10.1 hereof to adopt, amend or repeal bylaws, bylaws may be adopted, amended, or repealed by the Board.

ARTICLE 11 - RESTRICTIONS ON SHARE TRANSFER

11.1 Application Article 11.2 does not apply to the Corporation if and for so long as it is a public company.

11.2 Consent Required for Transfer No shares may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

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